CNH EQUIPMENT TRUST 2005-B

EXHIBIT 99.3

OFFICERS’ CERTIFICATE AS TO COMPLIANCE

The Bank of New York, as Trustee for the Trust

JP Morgan Chase Bank, for the Trust

Please refer to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) entered into by CNH Equipment Trust 2005-B (the “Trust”).

I, Steven Bierman, hereby certify that:

1.               I am the duly appointed and acting President for New Holland Credit Company, LLC, the Servicer (the “Servicer”) under the Sale and Servicing Agreement.

2.               A review of the activities of the Servicer from the Trust’s initial cutoff date to December 31, 2005 and of its performance under the Sale and Servicing Agreement has been made under my supervision.

3.               To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement throughout the applicable period. In addition, as required under the Sale and Servicing Agreement, Deloitte & Touche LLP has confirmed its independence from the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

To evidence the foregoing, I am executing this certificate with effect as of December 31, 2005.

By:	/s/ Steven Bierman

Steven Bierman
President

CNH EQUIPMENT TRUST 2005-B

EXHIBIT 99.3

OFFICERS’ CERTIFICATE AS TO COMPLIANCE

The Bank of New York, as Trustee for the Trust

JP Morgan Chase Bank, for the Trust

Please refer to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) entered into by CNH Equipment Trust 2005-B (the “Trust).

I, Michel Lecomte, hereby certify that:

1.               I am the duly appointed and acting Chairman for New Holland Credit Company, LLC, the Servicer (the “Servicer”) under the Sale and Servicing Agreement.

2.               A review of the activities of the Servicer from the Trust’s initial cutoff date to December 31, 2005 and of its performance under the Sale and Servicing Agreement has been made under my supervision.

3.               To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement throughout the applicable period. In addition, as required under the Sale and Servicing Agreement, Deloitte & Touche LLP has confirmed its independence from the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

To evidence the foregoing, I am executing this certificate with effect as of December 31, 2005.

By:	/s/ Michel Lecomte

Michel Lecomte
Chairman